Exhibit g.(ii)

AGREEMENT BETWEEN

JPMORGAN CHASE BANK, N.A.

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON SCHEDULE A ATTACHED HERETO

i

ii

iii

CUSTODIAN AGREEMENT

AGREEMENT made this 5th day of April, 2012 by and between each of the investment companies listed on Schedule A hereto, as the same may be amended from time to time and JPMorgan Chase Bank, N.A. (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund (as defined in Section 1.14 below) desires to appoint the Custodian as custodian on its own behalf and, if a series fund, on behalf of each of its series, in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, under the terms and conditions set forth in this Custodian Agreement (including any Schedules or Appendices hereto), and the Custodian has agreed to act as custodian for such Fund; and

WHEREAS, the Board of Directors/Trustees of each Fund has approved the appointment of the Custodian as “Foreign Custody Manager,” as such term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, of such Fund, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement and the guidelines and procedures adopted by the Board of Directors of each Fund and annexed hereto as Schedule B.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

The following terms are defined as follows:

Section 1.01.  “Account” shall mean an account of the Custodian established at a bank, Securities System or Subcustodian (as defined in Sections 1.25 and 1.30, respectively), which shall include only Property (as defined in Section 1.24) held as custodian or otherwise for a Fund or a series of a Fund. To the extent required by law or in accord with standard industry practice in a particular market, an Account may be an omnibus account in the name of the Custodian or its nominee provided that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein.

Section 1.02.  “Affiliate” shall mean any entity that controls, is controlled by, or is under common control with any other entity.

Section 1.03.  “Agreement” shall mean this agreement between each of the Funds and the Custodian and all current or subsequent schedules and appendices hereto.

Section 1.04.  “Authorized Person(s)” shall mean all persons authorized in writing by each Fund to give Proper Instructions (as defined in Section 1.23) or any other notice, request, direction, instruction, certificate or instrument on behalf of a Fund or a series thereof.

Section 1.05.  “Bank Account” shall mean any demand deposit bank account (provided that demand may not be made by check), which will be an interest bearing bank account where permitted by law and offered by the Custodian, held on the books of the Custodian or a Subcustodian for the account of a Fund or a series of a Fund.

Section 1.06.  “Banking Institution” shall mean a bank or trust company, including the Custodian, any Subcustodian or any subsidiary or Affiliate of the Custodian.

Section 1.07.  “Board” shall mean the Board of Directors or Trustees, as applicable, of a Fund.

Section 1.08.  “Business Day” shall mean any day on which the New York Stock Exchange or the Custodian is open for business that is not a Saturday or Sunday.

Section 1.09.  “Commission” shall mean the U.S. Securities and Exchange Commission.

Section 1.10.  “DR” shall mean an American Depositary Receipt, European Depositary Receipt, or Global Depositary Receipt or similar instrument issued by a depositary to represent the underlying securities held by the depositary.

Section 1.11.  “Domestic Subcustodian” shall mean any bank as defined in Section 2(a)(5) of the Investment Company Act (as defined in Section 1.17) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder, that acts on behalf of one or more Funds, or on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

Section 1.12.  “Eligible Securities Depository” shall mean a system for the central handling of securities as defined in Rule 17f-4 under the Investment Company Act that meets the requirements of an “eligible securities depository” under Rule 17f-7 under the Investment Company Act, as such may be amended or interpreted from time to time by the Commission.

Section 1.13.  “Foreign Subcustodian” shall mean (i) any bank, trust company, or other entity meeting the requirements of an “eligible foreign custodian” under the rules and regulations under Section 17(f) of the Investment Company Act or by order of the Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the Investment Company Act meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder to act on behalf of one or more Funds as a Subcustodian for purposes of holding cash, securities and other assets of such Fund(s) and performing other functions of the Custodian in countries other than the United States.

Section 1.14.  “Fund” shall mean any registered, open-end or closed-end investment company listed on Schedule A hereto as it shall be amended from time to time. Collectively, they shall be referred to as the “Funds.”

Section 1.15.  “Institutional Client” shall mean a major commercial bank, corporation, insurance company, or substantially similar institution that purchases or sells securities and makes substantial use of custodial services.

Section 1.16.  “Interest Bearing Deposits” shall mean interest bearing fixed term and call deposits.

Section 1.17.  “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

Section 1.18.  “Loans” shall mean corporate loans or participation interests therein, or assignments thereof.

Section 1.19.  “Overdraft” shall mean any payment or transfer of funds on behalf of a Fund or Series of a Fund (as defined in Section 1.27) for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund or series thereof.

Section 1.20.  “Overdraft Notice” shall mean any written notification of an Overdraft by facsimile transmission or any other such manner as a Fund and the Custodian may agree in writing.

Section 1.21.  “Person” shall mean the Custodian or any Subcustodian or Securities System, or any Eligible Securities Depository used by any such Subcustodian, or any nominee of the Custodian or any Subcustodian.

Section 1.22.  “Procedural Agreement” shall mean any control agreement or similar procedural agreement among a Fund or series of a Fund, the Custodian and any futures commission merchant or similar transaction counterparty.

Section 1.23.  “Proper Instructions” shall mean: (i) a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund or series of a Fund by one or more Authorized Persons; (ii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund, in either event, that is transmitted in compliance with the Security Procedures established for such communications by the Custodian and the Fund; and (iii) a telephonic or other oral communication by one or more Authorized Persons, solely where the methods in (i) or (ii) are unavailable. As used in this Agreement, a “Security Procedure” means a security procedure to be followed by an Authorized Person upon the issuance of Proper Instructions and/or by the Custodian upon the receipt of Proper Instructions, so as to enable the Custodian to verify that such Proper Instructions are authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by the Custodian from time to time upon notice to the Customer.  Each Fund acknowledges that the Security Procedures are designed to verify the authenticity of, and not detect errors in, Proper Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of a Fund through any third party utility agreed upon by the parties as being a method for providing Proper Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be Proper Instruction.

Section 1.24.  “Property” shall mean any securities or other assets of a Fund or series that are accepted by the Custodian for safekeeping, or cash accepted by the Custodian for deposit on behalf of a Fund or series of a Fund.

Section 1.25.  “Securities System” shall mean (i) the Depository Trust Company, including its Mortgage Backed Securities Division and/or (ii) any book-entry system as provided in (1) Subpart O of Treasury Circular No. 300, 31 CFR 306, (2) Subpart B of 31 CFR Part 350, (3) the book-entry regulations of federal agencies substantially in the form of Subpart O, (4) any other domestic clearing agency registered with the Commission under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository. Each such Securities System shall be approved by each Fund’s Board.

Section 1.26.  “Segregated Account” shall mean an account established pursuant to this Agreement and subject to such other terms as may be agreed among Custodian, the Fund, and any third party (a “Control Agreement”) for and on behalf of a Fund in which may be held Property that is maintained: (i) for the purposes set forth in Section 3.09, 3.10, 3.11 and 3.12 hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

Section 1.27.  “Series” shall mean the one or more series of shares into which a Fund may be organized, each of which shall represent an interest in a separate portfolio of Property and shall include all of the existing and additional Series now or hereafter listed on Schedule A.

Section 1.28.  “Shareholder Servicing Agent” shall mean a Fund’s transfer agent or person performing comparable duties.

Section 1.29.  “Shares” shall mean all classes of shares of a Fund or Series.

Section 1.30.  “Subcustodian” shall mean any duly appointed Domestic Subcustodian or Foreign Subcustodian (and being at the date of this Agreement the entities listed in Schedule 1 hereto, which may be modified upon written notice to the Funds.

Section 1.31.  “Terminating Fund” shall mean a Fund or Series that has terminated the Agreement with the Custodian or as to which the Custodian has terminated the Agreement, all in accordance with the provisions of Section 8.01.

ARTICLE II
APPOINTMENT OF CUSTODIAN

Each Fund hereby appoints the Custodian as custodian and as Foreign Custody Manager for the term and subject to the provisions of this Agreement. The Custodian’s duties and obligations as Foreign Custody Manager and with respect to Eligible Securities Depositories shall be as set forth in this Agreement, including Schedule B hereto. Each Fund shall deliver to the Custodian or a Subcustodian, or shall cause to be delivered to the Custodian or a Subcustodian, Property owned by such Fund and, where applicable, shall specify to which of its Series such Property is to be specifically allocated.

ARTICLE III
POWERS AND DUTIES OF CUSTODIAN

With respect to Property of each Fund or Series, the Custodian shall have and perform the following powers and duties:

Section 3.01.  Safekeeping. The Custodian shall from time to time receive delivery of Property of a Fund or Series and shall maintain, hold and, with respect to Property that is not cash, keep safely all Property of each Fund or each Series that has been delivered to and accepted by the Custodian. Custodian shall accept and maintain Property received in the form of cash as a deposit obligation of the Custodian or a Subcustodian.

Section 3.02.   Manner of Holding Securities.

(a) The Custodian shall at all times hold securities of each Fund or Series (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form or (ii) in book-entry form by a Securities System.  In addition to the forgoing custody services, Custodian shall also (i) reflect holdings of the Fund or Series in memo postings to the Account based on information provided to the Custodian by a transfer agent or registrar of another investment company (an “Underlying Fund System”), or other representative of the Funds or Series and (ii) provide safekeeping services with respect to Loans, by holding documents, certificates and other such instruments, including any schedule of payments (“Financing Documents”), as are delivered pursuant to the terms and conditions of Schedule F to this Agreement. For the avoidance of doubt, neither Custodian nor any Subcustodian shall be deemed to hold Financing Documents in custody.

(b) Upon receipt of Proper Instructions, the Custodian shall open an Account in the name of each Fund or Series and shall hold registered securities of each Fund or Series (i) in the name or any nominee name of the Custodian, a Subcustodian or the Fund or Series, or (ii) in street name. In carrying out the foregoing obligation, the Custodian shall, to the extent permitted by law and, where Custodian deems it advisable based upon any legal advice Custodian has obtained with respect to a particular market and upon other factors the Custodian deems appropriate, hold registered securities of each Fund or Series in such other manner as Custodian deems necessary and appropriate for that market; and provided further that the Custodian shall, on an ongoing basis, provide information that, to the Custodian’s knowledge, is timely and accurate to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund’s securities, and an accurate record of securities held by each Fund and such Fund’s respective interest therein.

(c) The Custodian may hold Property for all of its customers, including a Fund or Series, with any Foreign Subcustodian in an Account that is identified as belonging to the Custodian for the benefit of its customers or in a depository account, including an omnibus account, with an Eligible Securities Depository; provided, however, that (i) the records of the Custodian with respect to Property of any Fund or Series that are maintained in such Account or depository account shall identify such Property as belonging to the applicable Fund or Series and (ii) to the extent permitted and customary in the market in which the Account or depository account is maintained, the Custodian shall require that Property so held by a Foreign Subcustodian or Eligible Securities Depository be held separately from any assets of the Custodian or such Foreign Subcustodian.  Subject to Section 3.25(b), Custodian reserves the right to refuse to accept delivery of Property in countries and jurisdictions other than those referred to in Schedule 1 this Agreement, as in effect from time to time.

(d) The Custodian shall send or make available by electronic means to each Fund a written statement, advice or notification of any transfers of any Property of the Fund to or from an Account or an account at an Eligible Securities Depository (a “depository account”). Each such statement, advice or notification shall identify the Property transferred and the entity that has custody of the Property. Unless a Fund provides the Custodian with a written exception or objection to any such statement, advice or notification within ninety (90) days of Fund’s receipt thereof, the Fund shall be deemed to have approved such statement, advice or notification. To the extent permitted by law and the terms of this Agreement, the Custodian shall not be liable for the contents of any such statement, advice or notification that has been approved by a Fund.

Section 3.03.   Security Purchases and Sales.

(a) Upon receipt of Proper Instructions, insofar as funds are available for the purpose, the Custodian shall pay for and receive securities purchased for the account of a Fund or Series, payment being made by the Custodian only: (i) upon receipt of the securities, certificates, or other acceptable evidence of ownership, or the securities underlying a bi-lateral repurchase agreement transaction (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member or (3) by a Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or (4) the terms of any instrument representing the purchase. The Custodian may only hold securities in accordance with Proper Instructions. Notwithstanding the foregoing, in the case of U.S. repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a Domestic Subcustodian prior to the receipt of advice from the Securities System or Domestic Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account of the Custodian maintained with such Securities System or Domestic Subcustodian.

(b) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities that have been sold for the account of a Fund or Series, but only: (i) against payment therefor (1) in the form of cash, by a certified check, bank cashier’s check, bank credit, or bank wire transfer, (2) by credit to the Account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the Account of the Custodian with a Securities System subject to final end-of-day settlement in accordance with the rules of the applicable Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted local market practices, or (4) the terms of any instrument representing the sale.

(c) In the case of the purchase or sale of securities the settlement of which occurs outside of the United States or the receipt of which and payment therefor take place in different countries, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the applicable country or countries. In the case of securities held in physical form, if standard industry practice in the country so requires, such securities shall be delivered and paid for in accordance with “street delivery custom” to a broker or its clearing agent (for example, against delivery to the Custodian or a Subcustodian of a receipt for such securities) provided that the Custodian shall take reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its sole discretion to seek to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

Section 3.04.  Contractual Settlement Services.

(a) The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Series in connection with (i) the purchase of securities for such Series, and (ii) proceeds of the sale of securities held on behalf of such Series, on a contractual settlement basis.  The services described above (the “Contractual Settlement Services”) shall be provided for such instruments in those markets where Custodian generally offers Contractual Settlement Services and subject to certain eligibility criteria as determined by Custodian. Upon request, Custodian shall provide the Series or Fund with a list of those markets for which it provides Contractual Settlement Services. Custodian may add markets or remove markets from such list, upon written notice to the Funds. Custodian reserves the right to restrict in good faith the availability of Contractual Settlement Services.

(b) The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the applicable Series as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market.  The Series or Fund will not be entitled to the delivery of securities until Custodian or a Subcustodian actually receives them.  The Custodian shall promptly credit such amount at the time that the Series or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

(c) With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the applicable Series as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market.  Such provisional credit will be made conditional upon (i) the Custodian’s having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and (ii) the Custodian or its agent’s having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Series) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

(d) Simultaneously with the making of such provisional credit, a Fund on behalf of the applicable Series agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Series to the full extent of the credited amount, and each Series hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with Section 3.32 of this Agreement.

(e) The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Series shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Series to the Custodian and may be debited from any cash account held for benefit of the Series.

(f) In the event that the Custodian is unable to debit an account in accordance with Section 3.04(e) above of the Series, and the Series fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with Section 3.04(e), (i) the Custodian may charge the Series for reasonable costs and expenses associated with providing the provisional credit, including without limitation the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Contract and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Series to the full extent necessary for the Custodian to make itself whole, provided, however, that the Custodian shall notify the applicable Fund promptly following any such disposition of any property of a Series, state the reason for such disposition and list the property disposed of.

Section 3.05.   Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall, to the extent permitted by applicable law and in accord with standard industry practice in the relevant market, exchange securities held by the Custodian for the account of any Fund or Series for other securities in connection with any reorganization, recapitalization, stock split, change of par value, conversion or other event relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. With respect to tender or exchange offers, the Custodian shall transmit promptly to a Fund all written information received by the Corporate Actions Department or other applicable department of the Custodian, or from a Subcustodian, an Eligible Securities Depository, or a Securities System, or directly from issuers of the securities whose tender or exchange is sought and from the parties (or their agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian, within a time period set by the Custodian and communicated promptly to the Fund, prior to the date on which the Custodian is to take such action.  Absent a default action applicable to the subject securities, the Custodian shall not, without Proper Instructions from a Fund, (i) surrender securities in temporary form for definitive securities, (ii) surrender securities for transfer into a name or nominee name as permitted in Section 3.02(b), or (iii) surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness.  In the event the Custodian surrenders securities in accordance with the preceding sentence, the Custodian shall cause the securities to be issued to be delivered to the Custodian or nominee of the Custodian and the Custodian shall, consistent with local market practice, at the time of surrendering the securities or instruments (i) receive a receipt or other instrument or document evidencing the ownership thereof or (ii) take other reasonable steps to seek to ensure proper delivery of the securities and adequate protection of a Fund’s ownership interest in the securities.

Section 3.06.  Depositary Receipts. Upon receipt of Proper Instructions and subject to the payment of any additional fees or the provision of additional documentation that may be required, the Custodian shall instruct a Subcustodian appointed pursuant to Article V hereof to surrender securities to the depositary that holds securities of an issuer that are represented by DRs for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian that the depositary has acknowledged receipt of instructions to issue DRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate.

Upon receipt of Proper Instructions, the Custodian shall surrender DRs to the issuer thereof against a written receipt therefor adequately describing the DRs surrendered and written evidence satisfactory to the Custodian that the issuer of the DRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such DRs to a Subcustodian.

Section 3.07.  Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities, for the purpose of being exercised or sold, provided that the new Property, if any, acquired by such action is to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, unless otherwise directed in Proper Instructions that the Custodian under the existing facts and circumstances is able to implement, the Custodian shall take all commercially reasonable action to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian has actual knowledge, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

Section 3.08.  Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights, foreign tax reclaims and other items of a like nature, and deal with the same pursuant to Proper Instructions. Custodian duties and obligations under this Section 3.08 may from time to time be limited by written agreement between the Custodian and a Fund or Series. With respect to securities held by the Custodian in street name, Custodian’s duties and obligations under this Section 3.08 shall be limited to those stock dividends, foreign tax reclaims and other items of a like nature that the Custodian is able, using commercially reasonable methods (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion, to receive and collect from the record holders of such securities. The Custodian’s further duties and obligations with respect to tax reclaims shall be as set forth in Schedule C hereto.

Section 3.09.  Options. In connection with an agreement between a Fund and any registered broker-dealer relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), upon receipt of Proper Instructions, the Custodian shall establish one or more Segregated Accounts subject to a Control Account and in accordance with the Control Agreement, Custodian shall pay, release and/or transfer such Property credited the related Segregated Account. Each Fund or Series (severally and not jointly) and the broker-dealer shall be responsible for the sufficiency of assets held in any Segregated Account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, or releases of the Commission or interpretive positions of the Commission staff.

Section 3.10.  Futures Contracts. In connection with a Procedural Agreement, pursuant to Proper Instructions the Custodian shall establish and maintain a Segregated Account subject to the terms of a Control Agreement to secure the performance by the applicable Fund or Series of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, and release assets from and/or transfer assets into the Segregated Account in accordance with any such Control Agreement. Alternatively, the Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the Investment Company Act. If delivery is made in accordance with Proper Instructions, Custodian shall be deemed to have acted in accordance with Rule 17f-6. Each Fund or Series (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

Section 3.11.  Swap Agreements.  Upon receipt of Proper Instructions, the Custodian shall credit to the Account of each applicable Fund or Series all income and other payments relating to swap agreements hereunder promptly upon Custodian’s receipt of such income or payments. Pursuant to Proper Instructions and in accordance with the terms of a Control Agreement in connection with a Procedural Agreement, Custodian shall establish and maintain in a Segregated Account property to secure the performance by the applicable Fund or Series of its obligations under any swap agreements purchased or written and release assets from and/or transfer assets into such Segregated Accounts. Each Fund or Series (severally and not jointly) shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with collateral requirements and the performance of any swap agreement in accordance with its terms.

Section 3.12.  Borrowings. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund or Series thereof to lenders or their agents or otherwise establish a Segregated Account subject to the terms of any applicable Procedural Agreement as collateral for borrowings effected by such Fund.

Section 3.13.  Treatment of Cash. (a) Upon receipt of Proper Instructions, the Custodian shall arrange for the purchase of Interest Bearing Deposits, mutual funds designated in writing by a Fund (including, without limitation, the JPMorgan Money Market Funds and any other mutual fund with respect to which Custodian or an Affiliate of Custodian serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian) or any other investment option that the Custodian makes available for such purposes and which the Fund selects through such Proper Instructions with cash maintained in the U.S. credited to the Account of a Fund or Series. The Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund or Series with such Banking Institutions and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Fund or Series appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution.  The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian’s books in the United States on behalf of a Fund or Series shall be that of an U.S. bank for a similar deposit. Furthermore, in this regard, Custodian is directed automatically to arrange for the redemption of such mutual fund shares as may be necessary to avoid any potential overdraft hereunder that Custodian reasonably believes is likely to occur based upon the information available to Custodian at the time of such redemption or withdrawal. The Funds acknowledge that investments in mutual fund shares are not insured by the Federal Deposit Insurance Corporation (“FDIC”) and are not obligations of or guaranteed by Custodian.  The Fund further acknowledges that certain services for which Custodian is paid fees by mutual funds in which the Fund invests may overlap with the services Custodian provides under this Agreement.

(b)                                              The Custodian shall settle the purchase of Interest Bearing Deposits, mutual funds or other investments on behalf of the applicable Fund or Series with another Banking Institution and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. With respect to such settlement, the Custodian shall include in its records a notation as to the amount and a description of each such investment and the Custodian shall be responsible for the collection of income as set forth in Section 3.17; provided, so long as the Custodian acts in accordance with Section 6.01(a) of this Agreement, the Custodian shall have no responsibility for the failure of such Banking Institution to pay upon demand.

(c)                                               Except as otherwise provided in this Section 3.13, all cash credited to a Fund’s account will be deposited during the period it is credited to the accounts in one or more deposit accounts at Custodian or at Custodian’s London Branch. Any cash so deposited Custodian’s London Branch will be payable exclusively by Custodian’s London Branch in the applicable currency, subject to compliance with applicable law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

Any cash credited to an account on the basis of a notice or an interim credit from a third party, may be reversed if Custodian does not receive final payment in a timely manner. Custodian will notify the Customer promptly of any such reversal.

Section 3.14.  Foreign Exchange Transactions.

(a) Settlement of Foreign Exchange Transactions. With respect to settlement of foreign exchange transactions that a Fund or Series executes with currency brokers or Banking Institutions other than the Custodian, the Custodian shall settle such foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund or Series (as the case may be) with such currency brokers or Banking Institutions as the applicable Fund or Series may determine and direct pursuant to Proper Instructions, provided that such foreign exchange transactions are of the types and currencies for which the Custodian provides settlement services as part of its standard custody services.  The Custodian shall have no duty under this Section 3.14(a) with respect to the selection of the currency brokers or Banking Institutions with which the Fund or a Series deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of selected brokers or Banking Institutions to comply with the terms of any contract or option

(b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter as principal into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series.  The Custodian may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Proper Instructions may be issued with respect to such contracts, but the Custodian may establish rules or limitations concerning any foreign exchange facility made available.  In cases where the Custodian, or its subsidiaries, Affiliates, or Subcustodians enter into a separate master foreign exchange contract with a Fund that covers foreign exchange transactions for an Account, the terms and conditions of that foreign exchange contract, and, to the extent not inconsistent, this Agreement, shall apply to such transactions.

Section 3.15.  Investments in Loans.  Subject to Section 3.02(a), the Custodian shall provide services in accordance with Schedule F to this Agreement for investments by a Fund or Series in loans or loan participations.

Section 3.16.  Securities Loans. To the extent that a Fund or Series wishes to engage in the lending of securities held at the Custodian, the respective duties and obligations of each party with respect to such securities lending arrangements shall be as mutually agreed upon in writing by the parties.

Section 3.17.  Collections. Consistent with standard industry practice in the applicable market, the Custodian shall, and shall cause any Subcustodian to, take all commercially reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) at its discretion to: (i) collect amounts due and payable to each Fund or Series with respect to portfolio securities and other assets of each such Fund or Series; (ii) credit to the Account of each applicable Fund or Series all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder promptly upon Custodian’s receipt of such income or payments; (iii) promptly endorse and deliver any instruments required by standard industry practice in each market to effect such collections; and (iv) perform the Tax Services set forth in Schedule C to this Agreement.  The Custodian shall promptly notify each applicable Fund in accordance with standard operating procedures if any amount payable with respect to portfolio securities or other assets of the Fund or Series is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default. With respect to amounts due and payable on portfolio securities held by the Custodian in street name, Custodian’s duties and obligations under this Section 3.17 shall be limited to the collection of amounts of which Custodian has actual knowledge and that it is able, using commercially reasonable methods, to collect from the record holder of such securities.

Section 3.18.  Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of such Fund.

Section 3.19.  Proceeds from Shares Sold. Pursuant to Proper Instructions, the Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series by electronic means or such other manner as the Fund or Series and Custodian may agree in writing of Custodian’s receipt of cash in payment for Shares issued by such Fund or Series. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series in the amount received in payment for Shares which are deposited to the Accounts of each applicable Fund or Series.

Section 3.20.  Proxies, Notices, Etc. The Custodian shall provide each Fund or Series with proxy services in accordance with the terms and conditions set forth in Schedule D to this Agreement.

Section 3.21.  Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of each Fund or Series.

Section 3.22.  Nondiscretionary Functions. The Custodian shall attend to the following non-discretionary functions except as otherwise directed from time to time pursuant to Proper Instructions: (i) presentation of such securities for which the Custodian has received a notice of call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation and (ii) execute in the name of Fund or Series such certificates as may be required to obtain payment in respect of such securities.

Section 3.23.  Bank Accounts.

(a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a Bank Account on the books of the Custodian or any Subcustodian or a Banking Institution other than the Custodian or any Subcustodian provided that such Bank Account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Fund or Series, and shall be subject only to the draft or order of the Custodian; provided, however, that such Bank Accounts in countries other than the United States may be held in an account established by Custodian in the name of the Fund or Series if required by local law or market practice or in an Account of the Custodian containing only assets held by the Custodian as a custodian (or such similar capacity as may be recognized under local law or market practice) for customers, and provided further, that the records of the Custodian shall indicate at all times the Fund or other customers for which Property is held in such Account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on the Custodian’s books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on any Subcustodian’s books shall be governed by the provisions of Section 6.01. Except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of a Banking Institution. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Subcustodian or Banking Institution that is not a branch or Affiliate of the Custodian unless the Custodian was negligent in the appointment of such Subcustodian or Banking Institution.

(b) Deposit Insurance.  Deposits in Bank Accounts established by the Custodian pursuant to this Section 3.23 will be insured to the extent such amounts are covered by the Federal Deposit Insurance Corporation. Each Fund or Series acknowledges that, under U.S. federal law, Bank Accounts that such Series or Fund maintains in Custodian’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation.  In the event of Custodian’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

Section 3.24.   Deposit of Fund Assets in Securities Systems. The Custodian may only deposit and/or maintain securities owned by a Fund or Series in a Securities System pursuant to Proper Instructions. Use of a Securities System shall be in accordance with applicable Federal

Reserve Board and Commission rules and regulations, if any, and Custodian’s duties and obligations with respect to securities deposited or maintained therein will at all times be subject to the rules and procedures of the applicable Securities System. To the extent permitted by the foregoing, use of a Securities System shall also be subject to the following provisions:

(a) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Subcustodians appointed by the Custodian (provided that any such Subcustodian shall be qualified to act as a custodian of such Fund pursuant to the Investment Company Act and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an Account of the Custodian or such Subcustodian in the Securities System, which Account shall not include any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(b) The Securities System shall be obligated to comply with the directions of the Custodian or Subcustodian, as the case may be, with respect to the securities held in such Account.

(c) Each Fund or Series hereby designates the Custodian, or the Custodian’s or Securities System’s nominee, as the case may be, as the party in whose name or nominee name any securities deposited by the Custodian in the Account at the Securities System are to be registered.

(d) The books and records of the Custodian with respect to securities of a Fund or Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund or Series.

(e) Upon receipt of Proper Instructions and subject to the provisions of Section 3.03, the Custodian shall pay for securities purchased for the account of any Fund or Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund or Series. The Custodian shall transfer securities sold for the account of any Fund or Series upon (i) receipt of an advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund or Series. Copies of all advices from the Securities System of transfers of securities for the account of a Fund or Series shall identify the Fund or Series, be maintained for the Fund or Series by the Custodian or Subcustodian as referred to in Section 3.24(a), and be provided to the Fund or Series at its request. The Custodian shall furnish to each Fund or Series confirmation of each transfer to or from the account of such Fund or Series in the form of a written report or notice and shall furnish to each Fund or Series copies of daily transaction reports reflecting each day’s transactions in the Securities System for the account of that Fund or Series on the next succeeding Business Day. Such transaction reports shall be delivered to each applicable Fund or Series, or any Subcustodian designated by such Fund or Series, pursuant to Proper Instructions by computer or in any other manner as such Fund or Series and the Custodian may agree in writing.

(f) The Custodian shall provide each Fund with any report obtained by the Custodian or Subcustodian as referred to in Section 3.24(a) on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(g) The Custodian shall only use such Securities Systems as may be designated by a Fund or Series pursuant to Proper Instructions and shall take all actions reasonably practicable to safeguard the securities of any Fund or Series maintained with such Securities System.

Section 3.25.  Assets Maintained in Underlying Fund Systems. (a) The Custodian shall reflect securities owned by each Fund or Series in an Underlying Fund System by memo posting on the Custodian’s books and records, identifying the specific type and amount of securities so held to the extent such information is provided to the Custodian on behalf of the Fund or Series.

(b) Custodian will not be obliged to register or record on Custodian’s records Property held outside Custodian’s control.  If, however, the Fund or Series makes any such request and Custodian agrees to the request, the consequences of doing so will be at such Fund’s or Series’ own risk. Custodian shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, reconciliation, income collection, proxy voting, class action litigation and corporate action notification and processing)

Section 3.26.  Other Transfers. Upon receipt of Proper Instructions, the Custodian shall deliver securities, funds and other Property of each Fund to a Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, make such other disposition of securities, funds or other Property of such Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement, provided that Proper Instructions relating to such disposition shall include a statement of the amount of securities, funds or other Property to be delivered and the name of the person or persons to whom delivery is to be made.

Section 3.27.   Establishment of Segregated Account(s). Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a Segregated Account for and on behalf of a Fund or Series in which Segregated Account may be held Property of such Fund or Series, including securities maintained by the Custodian in a Securities System pursuant to Section 3.24 hereof, said Segregated Account to be maintained: (i) for the purposes set forth in Section 3.09, 3.10, 3.11 and 3.12 hereof and subject to terms of any applicable Control Agreement in addition to the terms of this Agreement, provided, however, that to the extent the terms of any Control Agreement conflict with this Agreement or any other agreement between the Custodian and the applicable Fund, the terms of the Control Agreement shall prevail; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666 (pub. avail. Apr. 18, 1979), or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.  Collateral of a Fund or Series that is held by the Custodian in a Segregated Account shall only be moved outside the Custodian (i) in accordance with the terms of any applicable Procedural Agreement or (ii) in the absence of an applicable Procedural Agreement, pursuant to Proper Instructions

Section 3.28.   Custodian’s Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund’s shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of each Fund or Series as required by the rules and regulations of the Commission applicable to investment companies registered under the Investment Company Act, including, without limitation: (i) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (ii) ledgers or other records reflecting (1) securities in transfer, (2) securities in physical possession, (3) securities borrowed, loaned or collateralizing obligations of each Fund, (4) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (5) dividends and interest received, (6) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (7) the amount of reclaims or refunds for foreign taxes paid; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund or Series — including but not limited to records of short positions held by a Fund or Series — as such Fund or Series shall reasonably request and Custodian shall agree, which agreement shall not be unreasonably withheld. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund or Series and in compliance with the rules and regulations of the Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be available upon reasonable prior notice during normal business hours for inspection and use by such Fund or Series and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund or Series shall take any actions or cause the Custodian to take any actions that would cause the Custodian, either directly or indirectly, to violate any applicable laws, regulations or orders.

Section 3.29.   Opinion of Fund’s Independent Registered Public Accounting Firm. The Custodian shall take all commercially reasonable actions as a Fund may request to obtain from year to year favorable opinions from such Fund’s independent registered public accounting firm with respect to the Custodian’s activities hereunder in connection with the preparation of the Fund’s Form N-1A and the Fund’s Form N-SAR and/or other periodic reports to the Commission and with respect to any other requirements of the Commission.

Section 3.30.   Reports by Independent Registered Public Accounting Firm. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian’s independent registered public accounting firm with respect to the custodial services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting controls and procedures for safeguarding Property, and procedures for monitoring Property deposited and/or maintained in a Securities System or Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian. Delivery by the Custodian of its then current SSAE-16 Report shall constitute compliance with this Section 3.30.

Section 3.31.   Overdrafts. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an Overdraft to the applicable Fund, in an amount sufficient to allow the completion of such payment. Overdrafts may also arise by reason of the Custodian’s reversal of any provisional credit extended to a Fund. Any Overdraft provided hereunder (i) shall be payable on demand or at such time as shall be determined by the Custodian; and (ii) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund at the applicable rate charged by Custodian from time to time, for such Overdrafts. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to support on a temporary basis the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency cash needs not reasonably foreseeable by such Fund. The Custodian shall promptly provide an Overdraft Notice of any Overdraft via electronic means or in such other manner as such Fund and the Custodian may agree in writing. If, pursuant to Proper Instructions, a Fund or Series requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or Series being liable for the payment of money or incurring liability in some other form, the Fund, or the Fund on behalf of a Series, shall, as a prerequisite to the Custodian agreeing to take such action, provide indemnity to the Custodian in an amount and form satisfactory to the Fund and the Custodian.

Section 3.32.  Reimbursement for Advances. If, in carrying out Proper Instructions, the Custodian advances cash or securities or makes any payment from Custodian’s own funds for any purpose for the benefit of a Fund or Series, including the purchase or sale of foreign exchange or of contracts for foreign exchange or to cover Overdrafts occurring in omnibus clearing accounts maintained at the Custodian, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian’s or its nominee’s own negligence, fraud, willful default or willful misconduct, any Property held for the account of that Fund or Series shall be security for such advance or payment in an amount not to exceed the amount of such advance or payment.  If the applicable Fund or Series fails to promptly repay the advance, the Custodian shall be entitled to use such Fund’s or Series’ available cash and to dispose of the Property of such Fund or Series to the extent necessary to obtain reimbursement in full for the amount of such advance or payment. The security interest granted to the Custodian under this Section 3.32 shall apply to all advances provided by the Custodian to a Fund or Series, including Overdrafts as defined in Section 1.19 and intraday overdrafts that arise and are settled during the same Business Day, for the period during which any such advance remains outstanding. Each Fund or Series will be solely responsible for ensuring that with respect to any omnibus clearing accounts maintained at the Custodian, the transfer agent for such account maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in such account that are attributable to each Fund or Series.

Section 3.33.  Claims.  In the case of the failure of a Fund’s or Series’ counterparty (or other appropriate party) to deliver the expected consideration as agreed, Custodian will contact the counterparty to seek settlement and will notify the Fund of such failure within forty-five (45) Business Days of the event.  If the counterparty continues to fail to deliver the expected consideration, Custodian will provide information reasonably requested by the Fund or Series that Custodian has in its possession to allow the Fund or Series to enforce rights that the Fund or Series has against such counterparty, but neither Custodian nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.  In addition, Custodian will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Fund or Series of the late payment, but neither Custodian nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

Section 3.34.  Fund Administration Services..  The Custodian may provide additional services to one or more Funds or Series either: (a) in the manner and according to the terms of this Agreement if such service is listed on Schedule G hereto or (b) as may be otherwise agreed by a Fund or Series and Custodian in writing.

Section 3.35. Notifications. [Reserved]

Section 3.36.  Restricted Markets. Custodian reserves the right to restrict the services it provides in certain markets that are deemed by Custodian to be restricted markets from time to time.  A current list of these markets, and a summary of the related restrictions, is set forth on Exhibit 3 hereto.  Custodian may update Exhibit 2 from time to time upon written notice to the Customer.

ARTICLE IV
PROPER INSTRUCTIONS AND RELATED MATTERS

Section 4.01.   Proper Instructions.

(a) Form of Proper Instructions. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions acceptable to the Custodian. Proper Instructions may be transmitted electronically or by computer, provided that a Fund or Series has followed any relevant security procedures agreed to from time to time by the Fund and the Custodian. Each Fund shall be responsible for safeguarding any testkeys, identification codes or other security devices that the Custodian makes available to the Fund. The Custodian shall be without liability for relying on any instruction, including any instruction transmitted via facsimile, that have been verified in accordance with the Security Procedures established by the Custodian.   The Custodian shall promptly notify an Authorized Person if the Custodian determines that an instruction does not contain all information reasonably necessary for the Custodian to carry out the instruction. The Custodian may decline to act upon an instruction if it does not receive clarification or confirmation reasonably satisfactory to it.  The Custodian will not be liable for any loss arising from any reasonable delay in carrying out any such instruction while it seeks information, clarification or confirmation or in declining to act upon any instruction for which it does not receive clarification satisfactory to it.  The Custodian need not act upon Proper Instructions which it reasonably believes to be contrary to law, regulation or market practice, and the Custodian shall be under no duty to investigate whether any Proper Instructions comply with applicable law or market practice.  In the event the Custodian does not act upon such Proper Instructions, the Custodian will promptly notify the applicable Fund or Series unless such notification is contrary to applicable law or regulation.  If such prompt notification is contrary to applicable law or regulation, the Custodian will provide appropriate notification to the Fund or Series as soon as reasonably practicable.

(b) Address for Proper Instructions. To the extent possible, Proper Instructions shall be sent to the Custodian via electronic instruction or trade information system acceptable to the Custodian or via facsimile transmission.  Where reasonably practicable, an Authorized Person shall use automated and electronic methods of sending Proper Instructions.  Where automated and electronic methods are unavailable, Proper Instructions shall be delivered to the Custodian at the location designated by the Custodian and the applicable Fund.

(c) Oral Communications. Proper Instructions in the form of oral communications shall only be acceptable where no other means of transmission is available.  Oral instructions shall be confirmed on the same day as such instructions are given by the applicable Fund or Series in a writing (including a facsimile transmission) signed by an Authorized Persons, but the lack of such confirmation shall in no way affect the indemnification granted to the Custodian by the Funds for any action taken by the Custodian in reasonable reliance upon such oral instructions prior to the

Custodian’s receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

Section 4.02.   Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of Authorized Person(s) of such Fund. In addition, each Fund’s sub-adviser shall deliver to the Custodian, duly certified by an officer of such sub-adviser, a certificate setting forth the names, titles, signatures and scope of authority of employees of such sub-adviser who are authorized to provide Proper Instructions with respect to trading of Fund Property. Such certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until terminated by written notice to the Custodian by the Fund. Upon delivery of a certificate that deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions and reasonable time for the Custodian to react to such certificate, such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions for that Fund. Upon request, the Custodian shall notify the Fund of any outstanding notice, request, direction, instruction, certificate or instrument(s) provided by such person on behalf of such Fund.

Section 4.03.   Persons Having Access to Assets of the Fund or Series. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Director, Trustee, officer, employee or agent of any Fund or Series shall have physical access to the assets of the Fund or Series held by the Custodian nor shall the Custodian deliver any assets of such Fund or Series for delivery to an account the Custodian knows to be the account of such person; provided, however, that nothing in this Section 4.03 shall (A) prohibit (i) any Authorized Person from giving Proper Instructions so long as such action does not result in delivery of or access to assets of any Fund or Series prohibited by this Section 4.03; or (ii) each Fund’s independent certified public accountants from examining or reviewing the assets of the Fund or Series held by the Custodian; or (B) impose on the Custodian any further duty of verification or inquiry of Proper Instructions given by a Authorized Person duly identified as set forth below. Each Fund or Series shall deliver to the Custodian a written certificate (duly certified by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Fund) identifying all Authorized Persons, Directors, officers, employees and agents of such Fund or Series..

Section 4.04.   Actions of Custodian Based on Proper Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.  Each Fund authorizes the Custodian to accept, rely upon and/or act upon any Proper Instruction received by it without inquiry. The Fund will indemnify the Custodian against, and hold it harmless from, any liabilities that may be imposed on, incurred by, or asserted against the Custodian as a result of any action or omission taken in accordance with any Proper Instruction absent the Custodian’s negligence, malfeasance or willful misconduct.

Section 4.05.   Cut-Off Times. The Custodian has established cut-off times for receipt of Proper Instructions, which will be made available to the Funds.  If the Custodian receives Proper Instructions after an established cut-off time that has been timely communicated to the Funds, the Custodian will attempt to act upon the Proper Instruction on the day requested if the Custodian deems it practicable to do so or otherwise as soon as practicable after that day.

Section 4.06.  Electronic Access. Access by the Funds to certain applications or products of the Custodian via the Custodian’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule E.

ARTICLE V
SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article V, select and appoint one or more Domestic Subcustodians and/or Foreign Subcustodians to act on behalf of a Fund or Series.

Section 5.01.   Domestic Subcustodians. Upon receipt of Proper Instructions and in accordance therewith, the Custodian may from time to time select and appoint one or more Domestic Subcustodians to hold and maintain Property of a Fund or a Series in the United States. The Custodian may also, at any time and from time to time, without instructions from a Fund or Series, appoint a Domestic Subcustodian; provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its Subcustodian.

Section 5.02.   Foreign Subcustodians. The Custodian may, at any time and from time to time, select and appoint a Foreign Subcustodian, subject to the provisions of the 17f-5 Procedures and Guidelines included in Schedule B attached hereto. Each Foreign Subcustodian and the countries where it may hold securities and other assets of the applicable Funds shall be listed on Exhibit 1 attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.06 hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment of the Fund or one of its Series that is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian (i) to effect the appropriate arrangements with a proposed foreign subcustodian or (ii) to determine in its sole discretion and timely inform the Fund that such appropriate arrangements are not available through the Custodian.

Section 5.03.   Termination of a Subcustodian. The Custodian shall monitor each Domestic Subcustodian and Foreign Subcustodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder, the Custodian shall promptly notify each applicable Fund of such failure to perform. Upon receipt of Proper Instructions, the Custodian shall terminate a Subcustodian with respect to a Fund and either (i) select and appoint in its sole discretion a replacement Subcustodian in accordance with the provisions of Section 5.01 or Section 5.02, as the case may be, or (ii) determine in its sole discretion and inform the Fund in a timely manner that appropriate alternate arrangements are not available through the Custodian. In addition to the foregoing, the Custodian may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian or Foreign Subcustodian.

Section 5.04.   Eligible Securities Depositories. The Custodian or a Subcustodian may at any time and from time to time place and maintain Property of a Fund or Series with an Eligible Securities Depository subject to the provisions of this Agreement, including the 17f-7 Procedures and Guidelines included in Schedule B. Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds shall be listed on Exhibit 2 attached hereto, as it may be amended from time to time. Each Fund or Series and the Custodian understand and acknowledge that a Fund or Series may maintain Property with an Eligible Securities Depository prior to the receipt of the initial risk analysis required by Schedule B and prior to its inclusion on Exhibit 2; provided, however, that such analysis shall be completed by the Custodian and provided to the Fund or Series as soon as practicable after such Property is placed with the Eligible Securities Depository.

ARTICLE VI
STANDARD OF CARE; INDEMNIFICATION

Section 6.01. Standard of Care.

(a) General Standard of Care. The Custodian shall be responsible for the performance only of those duties and obligations set forth in this Agreement, including any Schedules or Appendices hereto, and/or in Proper Instructions, and shall have no implied duties or obligations hereunder. The Custodian shall exercise reasonable care, diligence, and prudence in carrying out all of these duties and obligations. The Custodian shall be liable to each Fund or Series for all losses, damages and expenses suffered or incurred by such Fund or Series as a direct result of the failure of the Custodian to exercise such reasonable care and diligence or as a result of the negligence, fraud, willful default or willful misconduct of the Custodian.

(b) General Limitation on Liability. The Custodian shall have no liability for any indirect, consequential, special or speculative losses, damages, or expenses incurred by a Fund or Series even if Custodian has been advised of the possibility of same and regardless of the form of action. The Custodian shall not be liable for any loss that results from (i) the general risk of investing or (ii) the risk of investing or holding assets in a particular country. The Custodian shall not be liable for the insolvency of a Securities System or Eligible Securities Depository, nor shall the Custodian be liable for the insolvency of any Subcustodian that is not a branch or Affiliate of the Custodian unless the Custodian was negligent in the appointment of such Subcustodian. The Custodian also shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, force majeure, including but not limited to, nationalization, expropriation, or other governmental actions such as currency restrictions or devaluations, strikes or work stoppages (except with respect to employees of the Custodian or a branch or affiliate of the Custodian), insurrection, revolution, acts of war or terrorism, or acts of God.

(c) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act that this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless and to the extent that, in each case, such delay or nonperformance is caused by (1) the negligence, fraud, willful default or willful misconduct of the applicable Person, or (2) a malfunction or failure of equipment operated or used by the applicable Person other than a malfunction or failure beyond such Person’s control that could not reasonably be anticipated and/or prevented by such Person.

(d) Mitigation by Custodian. Upon the occurrence of any event that causes or that the Custodian believes or a Fund reasonably believes will imminently cause any loss, damage or expense to any Fund or Series, the Custodian (i) shall take and (ii) shall take all commercially reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps to mitigate the effects of such event and to avoid continuing harm to a Fund or Series. If the Custodian must seek Proper Instructions from a Fund or Series in order either to take such commercially reasonable steps itself or to take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps and timely requests such Proper Instructions, but the applicable Fund or Series does not provide such Proper Instructions, the Custodian (both as to itself and with respect to any applicable Subcustodian) shall have no further obligations under this Section 6.01(d).

(e) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 6.01(a).

(f) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian’s appointment as custodian for such Fund.

(g) Authorization to Take Action. Subject to the provisions of this Agreement, each Fund or Series authorizes the Custodian to take such actions as may be necessary to fulfill Custodian’s duties and obligations under this Agreement notwithstanding that Custodian or any of its divisions or Affiliates may have a material interest in a transaction or circumstances are such that Custodian may have a potential conflict of duty or interest in connection with a transaction, including a conflict arising from the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial adviser to the issuer of Property, act as a lender to the issuer of Property, act as agent for more than one customer in the same transaction, have a material interest in the issuance of Property or earn profits from any of the activities set forth above.

Section 6.02.   Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for (i) the actions or omissions of any Domestic Subcustodian selected by the Custodian to the same extent as if such action or omission were performed by the Custodian itself, or (ii) consistent with the provisions of the Rule 17f-5 Procedures and Guidelines included in Schedule B to this Agreement, the failure of any Foreign Subcustodian to exercise reasonable care or to fulfill its duties and obligations in accordance with the applicable subcustodian agreement.  If a Fund directs the Custodian to appoint a specific Domestic Subcustodian, the Custodian shall, with respect to such Domestic Subcustodian, be responsible only for losses arising from its own negligence, fraud, willful default or willful misconduct. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian is liable, the Custodian shall reimburse such Fund in the amount of any such loss, damage or expense.

(b) Securities Systems.  Subject to the Rule 17f-7 Procedures and Guidelines included in Schedule B to this Agreement, Custodian shall not be responsible for the selection or monitoring of any Securities Systems and will not be liable for any act or omission by (or the insolvency of) any Securities Systems.  Notwithstanding the provisions of Sections 6.01 and 6.02(a) to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the use by the Custodian or a Subcustodian of a Securities System, unless such loss, damage or expense is caused by, or results from, the Custodian’s or Subcustodian’s negligence, fraud, willful default or willful misconduct in its interactions with the Securities System; provided, however, that in the event of any such loss, damage or expense,  Custodian shall make — or cause its Subcustodians to make — all commercially reasonable efforts, in its discretion, to seek recovery from the Securities Systems. Custodian will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action in relation to the recovery of amounts from the relevant Securities Systems and shall take all such reasonable steps as are reasonably available to it in its capacity as custodian, having regard to the operation of its custody business, following a request by a Fund or Series (and subject to being fully reimbursed in respect of all costs and expenses in relation thereto unless such failure has arisen due to an act or omission for which the Custodian is liable under the terms of this Agreement) to assist the Fund or Series to make such recovery.

(c) Eligible Securities Depositories. With respect to Eligible Securities Depositories, the Custodian shall be responsible only for those duties and obligations set forth in the 17f-7 Procedures and Guidelines included in Schedule B to this Agreement pursuant to the requirements of Rule 17f-7 under the Investment Company Act. .

(d) Reimbursement of Expenses. Each Fund shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian.

Section 6.03.  Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Fund or Series severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees, directors, officers, agents, and employees (collectively, the “Indemnitees”) from all loss, damage and expense (including reasonable attorneys’ fees), including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Indemnitees arising out of or related to actions taken by the Custodian on behalf of such Fund or Series in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to any loss, damage and expense arising out of or related to the negligence, fraud, willful default or willful misconduct of any Indemnitee or to any consequential, special, or speculative loss, damage or expense except to the extent such consequential, special or speculative loss, damage or expense is a direct result of actions taken by the Custodian pursuant to and in reasonable reliance upon Proper Instructions. In addition, each Fund or Series agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting solely from the fact that securities and other property of such Fund or Series are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes that may be imposed or assessed against any Person.

(b) Notice of Litigation, Right to Prosecute, Etc. Promptly upon receipt by the Custodian of the commencement of any litigation or proceeding brought against an Indemnitee (a “Claim”), when seeking indemnification by any Fund or Series, the Custodian must notify such Fund or Series of such Claim in writing.  Failure by the Custodian to so notify the Fund or Series will not relieve any Fund or Series from its obligation to indemnify the Indemnitees under this Agreement, except to the extent that such failure to notify results in the forfeiture by the Fund or Series of any of substantive rights or defenses. With respect to claims in such litigation or proceedings for which indemnity by a Fund or Series may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund or Series shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund or Series to any Indemnitee, such Fund or Series may assume the defense of such litigation or proceeding at its own expense with counsel of its choice; provided that such counsel is acceptable to the Custodian in respect of that portion of the litigation for which such Fund or Series may be subject to an indemnification obligation. Upon the assumption by a Fund or Series of the defense of a Claim, the Custodian may participate in the defense of such Claim at any time and may retain its own counsel but the applicable Fund or Series shall not be liable for any legal fees or expenses subsequently incurred by the Custodian in connection with the defense thereof, unless (i) the Fund or Series has agreed to pay such fees and expenses, (ii) the Fund or Series shall have failed to employ counsel to the Custodian in a timely manner or (iii) the Custodian shall have reasonably determined that representation of Custodian by counsel provided by a Fund or Series pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between such Fund or Series and the Custodian, including, without limitation, situations in which there are one or more legal defenses available to the Custodian that are different from or additional to those available to such Fund or Series.  An Indemnitee shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund or Series with adequate notice of any such settlement or judgment, and without each such Fund’s or Series’ prior written consent, which consent shall not be unreasonably withheld. All Indemnitees shall submit written evidence to each applicable Fund or Series with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund or Series may reasonably request. With respect to the Custodian, if a Fund or Series has acknowledged in writing its obligation to indemnify the Custodian, the Fund or Series shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian’s prior written consent.

(c) Commencement of Litigation. The Custodian may not commence any litigation exclusively on behalf of a Fund or Series except pursuant to Proper Instructions or with the applicable Fund’s prior written consent. A Fund or Series shall not instruct the Custodian to commence litigation without the Custodian’s prior consent, which consent shall not be unreasonably withheld.

Section 6.04.   Fund’s Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any Subcustodian, Securities System, Eligible Securities Depository or

other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage.

ARTICLE VII
COMPENSATION

Each Fund shall compensate the Custodian in an amount, and at such times, as set forth in a separate fee agreement mutually agreed upon by the Funds and the Custodian, as may be amended in writing, from time to time, by mutual agreement of the Parties.

ARTICLE VIII
TERMINATION

Section 8.01.   Termination of Agreement as to One or More Funds. The initial term of this Agreement shall be for a period of three (3) years following the date on which the Custodian commenced providing services under this Agreement; provided that the Agreement may be terminated immediately without penalty at any time during the initial term upon written notice to the other party in the event of (i) fraud, willful default or willful misconduct by the other party or (ii) a material breach of this Agreement (including a material breach of the Custodian’s standard of care under Section 6.01(a) of this Agreement) by the other party that has not been cured within thirty (30) days’ of that party being given written notice of the material breach or (iii) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect. Notwithstanding the foregoing, this Agreement may be terminated by the Funds at any time during the initial term other than for the reasons set forth under (i), (ii) or (iii) above upon sixty (60) days’ written notice to the Custodian and, if such termination occurs during the first three (3) years of such initial term, payment of a termination fee equal to $750,000. Following the initial term, this Agreement shall automatically renew for successive one year terms unless terminated by either party by written notice delivered or mailed to the other party ninety (90) days prior to the expiration of the then current term.  Either party may terminate this Agreement at any time following the initial term by written notice delivered to the other party, based upon the such party’s determination that the terminated party has ceased to satisfy the terminating party’s customary credit requirements, such termination to take effect not sooner than sixty (60) days after the date of such delivery. In the event of termination pursuant to this Section 8.01 by any Fund, each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. In the event of a termination by a Fund or the Custodian, each Fund shall identify in any notice of termination or in a subsequent writing, a successor custodian or custodians to which the Property of the Terminating Fund shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered. In the event that securities and other assets of such Terminating Fund remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating Fund to appoint a successor custodian (i) the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect and (ii) the Custodian may (but shall be under no obligation to), upon thirty (30) day’s written notice to the Terminating Fund appoint a successor custodian provided that such successor custodian is eligible to hold the Terminating Fund’s assets and the Terminating Fund shall not have objected to such appointment. In the event of the appointment of a successor custodian, it is agreed that the Property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. Upon the transfer of the assets of a Terminating Fund to a successor custodian, the Custodian may deduct from such assets prior to the transfer an amount equal to the sum of any unpaid fees or expenses to which the Custodian is entitled by reason of its services as Custodian.

Either party may terminate any schedule of services to this Agreement following the initial term upon sixty (60) day’s written notice to the other party.

Section 8.02.   Termination as to One or More Series. This Agreement may be terminated as to one or more Series of a Fund (but less than all Series) by delivery of an amended Schedule A deleting such Series pursuant to Section 9.06 hereof, in which case termination as to such deleted Series shall take effect no later than thirty (30) days after Custodian’s receipt of the amended Schedule A or of such other form of written notice as may be mutually agreed upon by the parties to this Agreement.  . The delivery of an amended Schedule A that deletes one or more Series shall constitute a termination of this Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of Section 8.01 as to the identification of a successor custodian and the delivery of Property of the Series so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

ARTICLE IX
MISCELLANEOUS

Section 9.01.   Execution of Documents, Etc.

(a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section 9.02.   Representative Capacity; Nonrecourse Obligations. A copy of the articles of incorporation, declaration of trust or other organizational document of each Fund is on file with the secretary of the state of the Fund’s formation, and notice is hereby given that this Agreement is not executed on behalf of the Directors of any Fund as individuals, and the obligations of this Agreement are not binding upon any of the Directors, officers, shareholders or partners of any Fund individually, but are binding only upon the Property of each Fund or Series. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held personally liable or responsible for any obligations of any Fund arising out of this Agreement.

Section 9.03.   Several Obligations of the Funds and the Series. With respect to any obligations of a Fund on its own behalf or on behalf of any of its Series arising out of this Agreement, including, without limitation, the obligations arising under Sections 3.31, 6.03, 6.04 and Article VII hereof, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the applicable Fund or Series to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

Section 9.04. .  Representations and Warranties.

(a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company or closed-end management investment company, as the case may be, under the Investment Company Act; (ii) the execution, delivery and performance by the Fund of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of the Fund’s articles of incorporation, declaration of trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or, if any, Statement of Additional Information; and (iii) except as otherwise provided for in this Agreement, all Property deposited in the related Accounts is not subject to any encumbrance or security interest whatsoever.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian and foreign custody manager to open-end management investment companies or closed-end investment companies, as the case may be, under the provisions of the Investment Company Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of the Custodian’s corporate charter, or other organizational document, or bylaws, or any amendment thereof.

Section 9.05.   Entire Agreement. This Agreement, including any Schedules hereto, constitutes the entire understanding and agreement of each Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and, accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

Section 9.06.   Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (i) Schedule A listing each Fund and each Series for which the Custodian serves as custodian may be amended from time to time as agreed by the Custodian to add one or more Funds or one or more Series of one or more Funds, by each applicable Fund’s execution and delivery to the Custodian of an amended Schedule A within thirty (30) days after receipt of such amended Schedule A by the Custodian or within such other time period as may be agreed upon in writing by the parties to this Agreement. Schedule A may also be amended from time to time to delete one or more Funds or one or more Series (but less than all of the Series) of one or more Funds, by each applicable Fund’s execution and delivery to the Custodian of an amended Schedule A within thirty (30) days after receipt of such amended Schedule A by the Custodian or within such other time period as may be agreed upon in writing by the parties to this Agreement; (ii) Schedule B setting forth the 17f-5/17f-7 Procedures and Guidelines may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iii) Schedule C setting forth the Custodian’s duties and obligations with respect to tax services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iv) Schedule D setting forth the Custodian’s duties and obligations with respect to proxy services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; and (v) Exhibits 1 and 2 setting forth the foreign subcustodian bank network and Eligible Securities Depositories, respectively, used by each Fund or Series may be amended by the Custodian at any time upon prompt written notice to each applicable Fund.

Section 9.07.   Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

Section 9.08.   Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section 9.09.   Governing Law. Insofar as any question or dispute may arise in connection with this Agreement, the provisions of this Agreement shall be construed in accordance with and be governed by the laws of the State of New York without reference to the conflict of laws provisions of the State of New York.

Section 9.10.  Notices. Except in the case of Proper Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

1.  If to any Fund:

[Fund name]

c/o Hartford Administrative Services Company

500 Bielenberg Drive

Woodbury, MN 55125

Attention: Tami Fagely, Vice President

Tel: 651-738-5586

Fax: 651-738-0996

With a copy to:

The Hartford

Life Law Group – Mutual Funds Unit

200 Hopmeadow Street

Simsbury, CT 06070

Attention: Edward MacDonald, Assistant General Counsel

Tel: 860-843-9934

Fax: 860-297-8892

2.  If to the Custodian

JPMorgan Chase Bank, N.A.

4 New York Plaza, Floor 12

New York, NY, 10004-2413

Attn:  Siobhan Gangi

Telephone: 212-623-9179

Fax: 877-297-7361

or to such other address as a Fund or the Custodian may have designated in writing to the other.

Section 9.11.   Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 8.01 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; except Custodian may assign this Agreement without Fund’s consent to any Affiliate or subsidiary of Custodian.

Section 9.12.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when an amended Schedule A including the Fund has been signed and delivered by such Fund to the Custodian.

Section 9.13.   Confidentiality; Survival of Obligations.

(a) Protected Information: Each party represents and warrants that it has adopted policies and procedures reasonably designed to comply with Regulation P or S-P and/or the Fair and Accurate Credit Transaction Act, as applicable (“Privacy Law”) and each acknowledges that it is prohibited from using or disclosing any nonpublic personal information as defined in the Privacy Law (“Client Information”) received from the other party other than (i) as required by law, regulation or rule; (ii) as permitted in writing by the disclosing party; (iii) to its affiliates; or (iv) as reasonably necessary to perform this Agreement, in each case in compliance with the reuse and redisclosure provisions of Privacy Law. For purposes of this Agreement, the parties agree that Client Information shall include the names of Fund or Series shareholders, related contact information and any other information relating to such shareholders.

(b) Confidential Information. The parties to this Agreement further acknowledge and understand that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information, which is disclosed to, or is otherwise obtained by, the other party, its affiliates, agents or representatives during the term of and in connection with this Agreement (the “Confidential Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business.  Each party agrees that the terms of this Agreement are confidential and proprietary and shall not be disclosed except to the extent required by any applicable law or regulation. Each party agrees not to use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to such party as set forth in the Agreement, and each party agrees to cause all of its respective employees, agents, representatives, or any other party to whom it may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.  If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(c) Section 9.13(a) and (b) shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.13 and Sections 9.01, 9.02, 9.03, 9.09, 3.30, 4.01(a), 4.04, 8.01, Article VI and Article VII hereof, and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

Section 9.14.   USA PATRIOT ACT and Office of Foreign Assets Control.

(a) The parties agree to cooperate and share information with one another pursuant to Sections 312, 313 and 314 of the USA PATRIOT Act so as to enable each party to conduct enhanced due diligence monitoring of customer activity involving any customer identified as a senior foreign political figure or maintaining a residence in a jurisdiction deemed non-cooperative in the fight against international money laundering by the Financial Action Task Force.

(b) Each party represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by SEC and the guidance and rules of the applicable Exchange and the Financial Industry Regulatory Association (collectively, “Guidance”).  Each party represents and warrants that it maintains an AML Program that complies with Section 352 of the USA PATRIOT Act and applicable BSA Regulations and Guidance and that includes a Customer Identification Program (“CIP”) that complies with Section 326. Each Fund or Series agrees to provide Custodian with any such identifying and financial information as may be reasonably required as a condition of opening or maintaining an account with Custodian or using any service provided by Custodian..

Section 9.15.  Business Continuity.  On or before the date of this Agreement, the Custodian shall, at its expense, have implemented, and shall continue to maintain and periodically test and update a commercially reasonable business continuity and disaster recovery plan to provide for the protection of information, data and assets of and relevant to its customers, including the Funds.

Section 9.16.  Shareholder Communications. Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether the Fund authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose stock the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. Please indicate below whether the Funds consent or object by checking one of the alternatives below:

YES  ☐                   The Custodian is authorized to release each Fund’s name, address, and share positions.

NO   ☒                    The Custodian is not authorized to release each Fund’s name, address, and share positions.

- SIGNATURES FOLLOW -

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf on the day and year first above written.

EACH OF THE INVESTMENT COMPANIES		JPMORGAN CHASE BANK, N.A.
LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Tamara L. Fagely	By:	/s/ Joel Lieberman

Name:	Tamara L. Fagely	Name:	Joel Lieberman

Title:	Vice President	Title:	Executive Director

SCHEDULE A

LIST OF INVESTMENT COMPANIES

The Hartford Mutual Funds, Inc.

The Hartford Advisers Fund

The Hartford Balanced Allocation Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Capital Appreciation II Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

The Hartford Corporate Opportunities Fund

The Hartford Disciplined Equity Fund

The Hartford Diversified International Fund

The Hartford Dividend and Growth Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Emerging Markets Research Fund

The Hartford Equity Growth Allocation Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Fundamental Growth Fund

The Hartford Global All-Asset Fund

The Hartford Global Enhanced Dividend Fund

The Hartford Global Growth Fund

The Hartford Global Real Asset Fund

The Hartford Global Research Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

The Hartford Money Market Fund

The Hartford Municipal Opportunities Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund

The Hartford Strategic Income Fund

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2015 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2025 Fund

The Hartford Target Retirement 2030 Fund

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The Hartford Target Retirement 2035 Fund

The Hartford Target Retirement 2040 Fund

The Hartford Target Retirement 2045 Fund

The Hartford Target Retirement 2050 Fund

The Hartford Total Return Bond Fund

The Hartford Value Fund

The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc.

The Hartford Growth Fund

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford SmallCap Growth Fund

The Hartford Value Opportunities Fund

Hartford Series Fund, Inc.

Hartford Advisers HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Global Research HLS Fund

Hartford Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford Index HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Money Market HLS Fund

Hartford Portfolio Diversifier HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Value HLS Fund

American Funds Asset Allocation HLS Fund

American Funds Blue Chip Income and Growth HLS Fund

American Funds Bond HLS Fund

American Funds Global Bond HLS Fund

American Funds Global Growth HLS Fund

American Funds Global Growth and Income HLS Fund

American Funds Global Small Capitalization HLS Fund

American Funds Growth HLS Fund

American Funds Growth-Income HLS Fund

American Funds International HLS Fund

American Funds New World HLS Fund

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Hartford HLS Series Fund II, Inc.

Hartford Growth Opportunities HLS Fund

Hartford SmallCap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

The Hartford Alternative Strategies Fund

Cayman Islands Organized Funds

The Hartford Global All-Asset Cayman Fund, Ltd.

The Hartford Global Real Asset Cayman Fund, Ltd.

The Hartford Alternative Strategies Cayman Fund, Ltd.

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SCHEDULE B

Rule 17f-5/17f-7 Procedures and Guidelines

The Custodian will serve as the Foreign Custody Manager in the countries listed in Exhibit 1 hereto for the Funds listed on Schedule A to this Agreement pursuant to the terms and provisions of the Agreement and Part I of these procedures and guidelines.  As Foreign Custody Manager, the Custodian shall be responsible for managing each Fund’s foreign custody arrangements pursuant to the requirements of Rule 17f-5 under the Investment Company Act. The Custodian also shall serve as each Fund’s Primary Custodian as defined in and pursuant to the requirements of Rule 17f-7 under the Investment Company Act. As Primary Custodian, the Custodian shall perform the duties and obligations set forth in Rule 17f-7 and in Part II of these guidelines and procedures.

I. Rule 17f-5: Foreign Custody Manager

1.                                      In selecting an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that each Fund’s Foreign Assets (as defined in Rule 7f-5(a)(2)) shall be subject to reasonable care by the Eligible Foreign Custodian considering all factors relevant to the safekeeping of such Foreign Assets with reference to standards of international banks and trust companies holding assets for institutional clients in the relevant market and if there are no such international banks with reference to the principal custodians in the relevant market that act as subcustodians or custodians for U.S. mutual funds.

2.                                      Each agreement between the Foreign Custody Manager and each Foreign Subcustodian shall meet the requirements of Rule 17f-5(c)(2) under the Investment Company Act.

3.                                      The Foreign Custody Manager shall establish a system for monitoring the appropriateness of maintaining a Fund’s Foreign Assets with a particular Eligible Foreign Custodian and to monitor the performance of the agreement between the Foreign Custody Manager and each Eligible Foreign Custodian.

4.                                      The Foreign Custody Manager shall notify the Fund’s investment adviser in writing as soon as reasonably possible of any material changes in the Fund’s foreign custody arrangements.

5.                                      The Foreign Custody Manager shall provide the Board with written quarterly reports regarding a Fund’s foreign custody arrangements for use at its quarterly Board meetings which reports shall, among other things:

(i)                      notify the Board of the placement of a Fund’s Foreign Assets with a particular Eligible Foreign Custodian; and

(ii)                   summarize for the Board the material changes in the Fund’s foreign custody arrangements that occurred during the prior quarter.

6.                                      The Foreign Custody Manager shall, upon request of the Board, make itself available to report to a Fund’s Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time require.

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7.                                      The Foreign Custody Manager shall agree to and shall make available to the Fund’s investment adviser by electronic means the country materials it provides to clients. Each Fund acknowledges that the information contained in these materials is for informational purposes only and does not constitute investment advice.

8.                                      In performing its delegated duties and obligations to the Fund, the Foreign Custody Manager shall agree to exercise the reasonable care, prudence and diligence of a New York bank subject to a New York standard of care having responsibility for the safekeeping of Foreign Assets.

II. Rule 17f-7: Primary Custodian

1.                                      The Custodian shall provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository that may be used to hold a Fund’s Foreign Assets in each country in the Custodian’s foreign custody network.  Each such analysis shall include the information necessary to allow a Fund or its adviser to determine that each depository qualifies as an Eligible Securities Depository.

2.                                      The Custodian shall promptly provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository in each new country added to the Custodian’s foreign custody network.

3.                                      The Custodian shall monitor on a continuing basis the custody risks associated with maintaining a Fund’s Foreign Assets with each Eligible Securities Depository used by each Fund and promptly notify such Fund or its investment adviser of any material change to those custody risks.

4.                                      The Custodian shall exercise reasonable care, diligence and prudence in performing its duties as each Fund’s Primary Custodian.

5.                                      The Custodian shall annually review the condition of each Eligible Securities Depository used by a Fund and provide each Fund’s adviser with written confirmation that there have been no material changes in the custody risks associated with using each such Eligible Securities Depository.

6.                                                   If a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7(a)(1), the Fund’s Foreign Assets will be withdrawn from the depository as soon as reasonably practicable as required by Rule 17f-7(a)(2).

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SCHEDULE C

Taxes

1.                                      (a) Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or credits that Custodian reasonably determines apply in each applicable market in which a Fund invests in respect of income payments on Property for the Fund’s benefit that Custodian believes may be available to a Fund.  The Custodian shall promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and otherwise use all lawful available measures customarily used to minimize the imposition of foreign taxes at the source. To the extent that the Custodian becomes aware of any changes to law, interpretative rulings or procedures regarding tax reclaims or of alternate market practices associated with minimizing foreign taxes, Custodian will promptly notify each applicable Fund or Series of such developments. The Custodian will from time to time notify the Fund or Series of such markets in which tax relief may be available.

(b) The provision of tax reclaim services by the Custodian is contingent upon the Custodian receiving from a Fund (i) a declaration of the Fund’s identity and place of residence and (ii) such other documentation or information as may be required by the Custodian for the jurisdiction in which the services are being provided.  Each Fund acknowledges that if the Custodian does not receive such declarations, documentation, and information from a Fund, the Custodian will not be able to provide tax reclaim services to such Fund.  The Custodian is responsible for notifying the Fund of the timing documentation or other information is required.

(c) The Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities of the countries in which the Custodian provides global custody services.  Except as otherwise provided herein, the Custodian shall have no responsibility with respect to any Fund’s tax position or status in any jurisdiction. Upon receipt of timely documentation from the Fund, the Custodian is responsible for filing such documentation within applicable jurisdictions in accordance with Proper Instructions.

(d) Each Fund confirms that the Custodian is authorized to disclose to any lawful revenue authority or governmental body any information requested by such entity in relation to a Fund or the Property held by a Fund.

(e) Tax reclaim services may be provided by the Custodian or, in whole or in part, by any third party appointed by the Custodian (which may be an affiliate of the Custodian); provided that the Custodian shall be liable for the performance of any such third party to the same extent as if the Custodian had itself performed the services.

2.                                      (a) The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

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(b) Each Fund confirms that the Custodian is authorized to deduct from any cash received or credited to an Account any taxes or levies required by any lawful revenue or governmental authority with respect to such Account.  Each Fund certifies that it is a resident of the United States and shall notify the Custodian of any changes in residency.  The Custodian may rely upon this certification or the certification of such other facts as may be required to administer the Custodian’s obligations under this Agreement. Each Fund shall provide Custodian with such other documentation and information as Custodian may reasonably request in connection with its provision of services under this Schedule C.  Each Fund, severally and not jointly, shall indemnify the Custodian against all losses, liability, claims or demands arising from such certifications or from Custodian’s reliance on other documentation and information provided by the Fund.

(c) Each Fund shall be responsible for the payment of all taxes, including interest and penalties, relating to Property in an Account except as specifically limited by section 2(d).  The Custodian shall not be liable to a Fund or any third party for any taxes, fines, or penalties payable by the Custodian or a Fund that result from (i) the inaccurate completion of documents by a Fund or any third party; (ii) provision to the Custodian or a third party of inaccurate or misleading information by a Fund or any third party; (iii) the withholding of material information by a Fund or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond the Custodian’s control.

(d) Each Fund agrees to pay, and to indemnify and hold the Custodian harmless from and against, all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in or failure by the Custodian (i) to pay, withhold or report any U.S. federal, state, or local taxes, or foreign taxes imposed on or (ii) to report interest, dividend, or other income paid or credited to an Account, where such delay or failure by the Custodian to pay, withhold, or report tax or income is the result of a Fund’s failure to comply with the terms of this Agreement, including this Schedule C, or the result of any third party’s inaccurate completion of documents on behalf of a Fund.  No Fund shall be liable to the Custodian for any penalty or additions to tax due as a result of the Custodian’s delay or failure to pay or withhold tax or to report interest, dividend or other income paid or credited to an Account solely as a result of the Custodian’s negligent acts or omissions.

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SCHEDULE D

Proxy Services

The Custodian shall provide proxy services in certain markets (as determined by the Custodian in its sole discretion) in accordance with the terms set forth below to the extent permissible under applicable law and consistent with local market practice.  Proxy services may be provided by the Custodian or, in whole or in part, by a Subcustodian or nominee appointed by the Custodian.

1.                                      Proxy services include, but are not limited to notices by the Custodian to a Fund or Series of the dates of pending shareholder meetings, resolutions to be voted upon, and the required return dates as may be received by the Custodian or provided to the Custodian by its Subcustodian  or by third parties.

2.                                      The Custodian shall promptly deliver or mail to Proxy Monitor, or such other proxy vendor as may be appointed from time to time by a Fund, all forms of proxies and all notices of meetings and any other notices or announcements or related proxy materials affecting or relating to securities owned by such Fund that are actually received by the Custodian.  For purposes of this Schedule D, related proxy materials shall include, but not be limited to, annual reports, explanatory material concerning resolutions, management recommendations, or other relevant materials.

3.                                      Neither the Custodian nor any Subcustodian or nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto, except as instructed pursuant to Proper Instructions..

4.                                      In providing proxy services hereunder, the Custodian shall be acting solely as the agent of a Fund and shall not exercise any discretion with regard to such proxy services.

5.                                      Each Fund or Series will promptly notify the Custodian of any change in or addition to the proxy vendor[s] used by such Fund or Series.  Such notice shall provide Custodian with such information as may be required to allow the Custodian to carry out its duties under paragraph 2 above.

6.                                      The Custodian shall provide administrative support to resolve discrepancies as requested and agreed upon by Custodian on a case-by-case basis..

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SCHEDULE E

ELECTRONIC ACCESS

1.                                      Custodian may permit each Fund or Series and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). Custodian may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. Custodian shall endeavour to give reasonable notice of its termination or suspension of access to the Products, but may do so immediately if Custodian determines, in its sole discretion, that providing access to the Products would violate applicable law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to any applicable security procedures of the Custodian.

2.                                      In consideration of the fees paid by each Fund or Series to Custodian and subject to any applicable software license addendum in relation to Custodian-owned or sublicensed software provided for a particular application and applicable law, Custodian grants to each Fund or Series a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products (the “Data”) for such Fund’s or Series’ internal business use only. Each Fund or Series may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein.  The license granted herein will permit use by each Fund’s or Series’ Authorized Person, provided that such use shall be in compliance with the Agreement, including this schedule.

3.                                      Each Fund or Series acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks.  Each Fund or Series is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with Custodian’s software.  Each of the Fund or Series and Custodian shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.                                      In cases where Custodian’s web site is unexpectedly down or otherwise unavailable, Custodian shall, absent a force majeure event, provide other appropriate means for the Fund or Series or its Authorized Persons to instruct Custodian or obtain reports from Custodian.  Custodian shall not be liable for any liabilities arising out of a Fund’s or Series’ use of, access to or inability to use the Products via Custodian’s web site in the absence of Custodian’s negligence or wilful misconduct.

5.                                      Use of the Products may be monitored, tracked, and recorded.  In using the Products, the Fund or Series hereby expressly consents to such monitoring, tracking, and recording.  Individuals and organizations should have no expectation of privacy, except as required by local law (including all applicable U.S. privacy laws), regulation, or the Agreement.  Custodian shall own all right, title and interest in the data reflecting Fund or Series usage of the Products or Custodian’s web site (including, but not limited to, general usage data and aggregated transaction data). Custodian may use and authorize third parties to use data obtained by it solely regarding each Fund’s or Series’ use of the Products or Custodian’s website, provided that Custodian does not disclose to such third parties (i) that the Fund or Series was the source of such data or (ii) the details of individual transactions effected using the Products or web site.

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6.                                      Each Fund or Series shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.                                      Each Fund or Series shall promptly and accurately designate in writing to Custodian the geographic location of its users upon written request.  Each Fund or Series further represents and warrants to Custodian that the Fund or Series shall not access the service from any jurisdiction which Custodian informs the Fund or Series or where the Fund or Series has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations.  Prior to submitting any document which designates the persons authorized to act on the Fund’s or Series’ behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable Custodian to process the data set out therein for the purposes of providing the Products.

8.                                      Each Fund or Series and the Custodian will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”).  The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.                                      Each Fund or Series shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Schedule E.

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Schedule F

Loan Servicing Agreement

The following services shall be provided by J.P. Morgan under the terms and conditions set forth in the Agreement, as amended by this Schedule F. In the event of any conflict between this Schedule F and the Agreement, this Schedule F shall prevail.

For the purposes of this Schedule F, J.P. Morgan Chase Bank, N.A. shall be referred to as “J.P. Morgan” to reflect the non-custodial nature of the services provided for Financing Documents as set forth herein.

1.                                      Definitions

Unless otherwise defined below, defined terms used in this Schedule F shall have the meaning ascribed those terms in Agreement.

 “Investment Adviser” means any person or entity appointed as investment adviser or manager of any of the Funds, in accordance with the Registration Statement.

 “Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

 “Underlying Funds” shall mean all investments by a Fund in an investment vehicle holding Collateralized Debt Obligations.

2.                                      Scope of Services

Notwithstanding the provision of services to be provided set forth in Exhibit A by J.P. Morgan to the Fund, J.P. Morgan (i) is not responsible for, and shall have no duty or liability to monitor or enforce compliance by the Fund, its Investment Adviser or other representatives with any restriction or guideline imposed by the prospectus, registration statement or other governing documents of the Fund, or by applicable law or otherwise and (ii) is entitled to assume that all assets are authorized investments of the Fund.

The Fund acknowledges that J.P. Morgan is not licensed or certified in any jurisdiction as an accounting or auditing firm, or as a provider of legal or tax services or advice.

3.                                      Dispute Resolution.

Notwithstanding anything in the Agreement to the contrary, any alleged breach of or dispute in connection with the Services or otherwise arising under this Schedule F shall be promptly identified to the other party in writing pursuant to Section 9.10 of the Agreement which notice shall specific the nature of such alleged breach or dispute.  If the alleged breach is not material and is not cured or the dispute is not resolved within 30 days of the delivery of such notice, the alleged breach or dispute will be escalated to the chief financial officer of the Fund and the business executive responsible for the fund services group of the Worldwide Securities Services division of J.P. Morgan for resolution.  The parties herby agree that any material breaches or disputes shall be addressed without undue delay, but in any event shall be expected to be resolved within 3 Business Days.  Either party may pursue its rights and remedies under the Agreement if such dispute is not resolved through the process described in this Section 3.

4.                                      Change Control

If either party wishes to propose any amendment or modification to, or variation of, the Services (including the scope or details of the Services then it shall notify the other party of that fact in a written instrument delivered to the party, specifying in as much detail as is reasonably practicable the nature of the change. J.P. Morgan shall maintain a log of all change requests. Promptly following the request the parties shall agree whether to implement the change, whether the fees should be modified in light of the change to the Services, and the basis upon which J.P. Morgan will be compensated for implementing the change

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If a change to applicable law requires a change to the provision of the Services, the parties shall follow the forgoing change control processes. J.P. Morgan agrees to make changes to the Services necessary to meet a change in applicable law.  J.P. Morgan shall bear reasonable costs relating to such change; except that J.P. Morgan shall be entitled to charge the Fund an amount mutually agreed by the parties for any (i) changes to software that has been developed or customized for the Fund or (ii) changes to services required for the Fund that materially differ from what J.P. Morgan reasonably intends to implement for its other customers.

5.                                      REPRESENTATIONS OF THE PARTIES.

5.1                               Representations of the Fund.

With respect to the Fund’s investments, the Fund represents, warrants and covenants that  the Fund will invest only in Underlying Funds which are administered and custodied or brokered either (A) independently of the Investment Manager, its affiliates, subsidiaries and any party in common control with the Investment Manager; or (B) by an affiliate that is nationally regulated in a manner which is equivalent to the regulation of banks and financial institutions in the United States, whose operating controls are equivalent those of their parent institutions, but who maintain separate risk, compliance, and management structures.

6.                                      Limitations of J.P. Morgan’s Liability

6.1                               Limitation on Liability.

Notwithstanding any provision in this Schedule F or the Agreement that may be to the contrary, the maximum aggregate liability of J.P. Morgan in respect of claims arising out of or related to this Schedule F or the provision of the Services hereunder, regardless of the form of action, shall not exceed the sum that is equal to the fees paid or payable by the Fund for the Services provided herein for the 24 months following the date on which the Fund began receiving the Services; provided that, no such limitation of liability shall apply to claims that result from the gross negligence, fraud or willful misconduct of J.P. Morgan or any of its delegates hereunder.

(b)                                 J.P. Morgan may rely on information provided to it by or on behalf of the Fund, or which was prepared or maintained by the Fund or any third party not appointed by J.P. Morgan on behalf of the Fund, in the course of discharging its duties under this Schedule F. J.P. Morgan shall not be liable to any person for any Liabilities suffered by any person as a result of J.P. Morgan: (i) having reasonably relied upon the authority, accuracy, truth or completeness of information including, without limitation, information supplied to J.P. Morgan by a Fund or by its Investment Adviser or any third party which is not a subcontractor of J.P. Morgan, including but not limited to, information in relation to trades in respect of the Fund or expenses of the Fund; (ii) having reasonably relied upon the authority, accuracy, truth and completeness of information furnished to J.P. Morgan by any pricing services, data services, or provider of other market information or information concerning securities held by the Fund provided however that the Liabilities suffered by any person under (i) and (ii) do not result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees.

(c)                                  J.P. Morgan shall not be liable for any error in data that is transitioned to J.P. Morgan at the time it begins to provide the Services or subsequent to such Service provision, provided however that the errors do not result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees and provided that J.P. Morgan:

(i)             shall use reasonable efforts to mitigate any losses arising as a result of any such error of which it is aware; and

(ii)          shall notify the Fund as soon as practicable after becoming aware of the error.

J.P. Morgan shall be entitled to reasonable compensation, at its customary hourly rates, for the remediation efforts needed to correct any such error in data.

(d)                                 J.P. Morgan shall not be liable for any losses resulting from a failure by any person (other than a subcontractor of J.P. Morgan) to provide J.P. Morgan with any information or notice, or otherwise to act in accordance with any agreed-upon procedures between J.P. Morgan and such person or, in the absence of agreed-upon procedures, to act in accordance with procedures generally accepted in the market), where reasonably necessary for J.P. Morgan to provide the Services; provided however, that the losses do not result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees. J.P. Morgan shall use reasonable efforts to find alternative sources of information in the event of any such failure. In the event of any such failure that may affect the performance of the Services, J.P. Morgan shall promptly notify the Fund.

(e)                                  J.P. Morgan shall not be liable for any Liabilities

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whatsoever incurred or suffered by any party hereto, whether on their own account or for the account of the Fund, as a result of the failure of the Fund or its agents, officers or employees to comply with this Schedule F or the laws or regulations of any jurisdiction in which Interests are offered.

f)                                       To the extent that the Fund invests in Underlying Funds, it is agreed that the J.P. Morgan, in providing Services to the Fund relies:

(i)             solely on information provided by the managers or administrators of Underlying Funds and does not independently verify or test such information and

(ii)          on statements of holding in Underlying Funds as evidence of the existence of such holdings and has no duty to enquire beyond such statements.

Prices of interests in Underlying Funds are provided by or on behalf of the Underlying Funds or third parties.  Holdings for which prices are not readily available may be priced by the Investment Manager.  J.P. Morgan is not responsible for reviewing the reliability of prices, the descriptions of holdings or other information received from these sources.  J.P. Morgan takes no responsibility, and shall have no liability to the Fund or any other person for the valuations given to the Fund’s holdings in Underlying Funds or for the accuracy, timeliness, completeness or availability of such other information given to J.P. Morgan regarding such Underlying Funds.  Furthermore, J.P. Morgan shall not be liable to the Investment Manager, the Fund or any other person for any loss resulting from reasonable reliance in whole or in part by the Investment Manager, the Fund or any other person on such information.

6.2                               Limitation of Actions; Notifications.

No party may assert a claim or commence proceedings (other than a claim or proceedings relating to the death of or injury to any person) against the other party in connection with this Schedule F more than six (6) years after the time at which the claiming party knew or should have known of the facts or other circumstances that gave rise to the claim or proceedings.

7.                                      Delegation.

J.P. Morgan may delegate to a reputable agent or subcontractor any of its functions herein. However, J.P. Morgan will remain responsible to the Fund for any such delegation including the acts and omissions of any delegate. To the extent reasonably practicable, J.P. Morgan will consult with the Fund before it implements the delegation of a material portion of the Services.

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EXHIBIT A TO SCHEDULE F
SERVICES

1)             Bank Loans Trade Processing

a)             Interface with funds to receive new, cancelled and corrected daily bank loan trade information as instructed by the Investment Manager, allocated by fund and account

b)             Independently match transaction details with the settlement documents, funding memo or Agent Bank notices

c)              Process and confirm lifecycle events and resulting cash flows in J.P. Morgan system as instructed by the investment manager

2)             Reference Data Management

a)             Establish and maintain bank loan facility and contract information in the J.P. Morgan bank loan system

b)             Maintain agent bank contact information within the J.P. Morgan system

3)             Asset Servicing

a)             Process transactions with details from settlement documents and funding memos

b)             Process and confirm lifecycle events and resulting cash flows in J.P. Morgan system  as instructed by the investment manager or agent bank notices

4)             Asset Substantiation

a)             Independently collect and store agent bank notices

b)             Perform monthly position reconciliation from the J.P. Morgan Bank Loan System to Agent Bank notices

c)              Provide tracking of bank loan positions where supporting agent bank notices are missing

5)             Cash Processing

a)             Establish and maintain separate J.P. Morgan bank/custody accounts for bank loans

6)             Cash Reconciliation

a)             Perform daily reconciliation of cash activity and cash balances reflected in the J.P. Morgan bank loan system to bank loan custody account

b)             Proactively clear outstanding breaks with counterparties and agent banks

7)             Reporting

a)             Daily standard bank loan reporting suite incorporating:

i)                 JPMorgan Cash Audit Report

ii)              JPMorgan Cash Ledger

iii)           JPMorgan Bank Debt Trade Blotter FACILITY

iv)          JPMorgan Credit Facility Contract Detail Report - Bank Debt

v)             JPMorgan Holdings Summary Report - Bank Debt

vi)          JPMorgan Holdings Detail Report - Bank Debt

8)  Income Processing

a)  Maintain income accruals at the bank loan contract level inclusive of all current rate resets

b)  Collect and apply all bank loan related income due

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9)  Corporate Actions

      a)    Process publicly known mandatory corporate action events in line with available market information and in line with effective date in the J.P. Morgan system and validate the accounting results

      b)    Record voluntary corporate action events as instructed by the Investment Manager based upon receipt of information in agreed upon format.

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Schedule G

State Registration (“Blue Sky”) Services

Pursuant to section 3.34, the Custodian will provide the following Blue Sky Services pursuant to the terms of the Agreement:

1.                                      The Custodian will:

(a) prepare applicable initial, interim (as required due to sales of Shares), annual renewal and amendments to registration filings with the U.S. State or jurisdictional securities commissions in which the Shares are sold (at the Fund, Series or Share class level, as appropriate in each State or jurisdiction in which Shares are sold);

(b) monitor and promptly report on changes in laws or regulations of States or jurisdiction of registration of Shares, which shall be accompanied by an analysis of the impact of such changes on the Fund, Series or Share classes, as appropriate;

(c) analyze, based on available information provided by each Fund’s principal underwriter or transfer agent, the availability of exemptions from registration of any Series or Class of the Fund in each State or jurisdiction in which the Fund’s Shares are sold and timely communicate the results of such analysis to the Fund;

(d) analyze, advise, prepare filings, and assist each Fund’s or Series’ principal underwriter or transfer agent regarding registration of Shares as a result of the launch of any new Fund, Series or Share class;

(e) communicate with States or jurisdictions on behalf of each Fund or Series about registration of Shares or exemptions therefrom;

(f) monitor and report to each Fund’s or Series’ principal underwriter or transfer agent the Investment Company’s or Series’ or Class’ dollar value of registered and sold shares and the available dollar value balance of unsold Shares (at the Fund, Series or Share class level, as appropriate in each State or jurisdiction in which Shares are sold);

(g) provide the Fund’s or Series’ principal underwriter or transfer agent with detailed invoices, reports and electronic access to information regarding same, to assist in the appropriate allocation of costs and services to each Fund, Series or Share class; and

(h) provide the Fund’s or Series’ principal underwriter or transfer agent with certification or audit reports regarding the services, invoices and reports pursuant to the Blue Sky Services Agreement.

2.                                      The Funds shall be responsible for fees for the registration of Shares or for qualifying or continuing the qualification of the Funds or Series to be sold in each State or jurisdiction except the Custodian shall be liable for any losses, damages and expenses (including but not limited to any penalties incurred or fees assessed against any Fund or Series for any late filings or for sales in excess of registered amounts) as a result of the Custodian’s breach of the standard of care set forth in section 6.01 of this Agreement, which obligates the Custodian to exercise reasonable care and diligence.

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